Exhibit 32.2

                    Certification of Chief Financial Officer

  Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code




     I,  Tracy  L.  Morris,   Chief  Financial   Officer  of  Capital  Southwest
Corporation, certify that, to my knowledge:

     1. the Form 10-Q, filed with the Securities and Exchange Commission on August 7, 2008 ("accompanied report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the accompanied report fairly presents, in all material respects, the consolidated financial condition and results of operations of Capital Southwest Corporation.


Date: August 7, 2008                By: /s/ Tracy L. Morris
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                                        Tracy L. Morris, Chief Financial Officer